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                                                                     EXHIBIT 3.3

                            Articles of Incorporation
                                       For
                               896195 ALBERTA LTD.

                              THE CORPORATION IS AUTHORIZED TO ISSUE AN
Share Structure:              UNLIMITED NUMBER OF SHARES OF ONE CLASS TO BE
                              DESIGNATED AS COMMON SHARES.
Share Transfers Restrictions: SEE SCHEDULE
Number of Directors:
Min Number of Directors:      1
Max Number of Directors:      7
Business Restricted To:       NO RESTRICTIONS
Business Restricted From:     NO RESTRICTIONS
Other Provisions:             SEE SCHEDULE

                     Registration Authorized By: W. J. KENNY
                                                 SOLICITOR

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SCHEDULE - RESTRICTIONS IF ANY OK SHARE TRANSFERS

No shares of the Corporation shall be transferred without the approval of the directors of the Corporation either by a resolution passed at a Board of Directors meeting, or by an instrument or instruments in writing signed by all of the directors.


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SCHEDULE

     OTHER PROVISIONS IF ANY.

     (a)       The number of shareholders of the corporation, exclusive of:

          (i)  persons who are in its employment or that of an affiliate, and

          (ii) persons, who having been formerly in its employment or that of an affiliate were, while in that employment, shareholders of the corporation, and have continued to be shareholders of that corporation after termination of that employment.

     is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

     (b) Any invitation to the public to subscribe for securities of the corporation is prohibited.


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Name Change Alberta Corporation - Registration Statement

Service Request Number:  2340890

Corporate Access Number: 208961953

Legal Entity Name:                    896195 ALBERTA LTD.

French Equivalent Name:

Legal Entity Status:                  Active

Alberta Corporation Type:             Named Alberta Corporation

New Legal Entity Name:                GRIFFITHS PILE DRIVING INC.

New French Equivalent Name:

Nuans Number:                         68569407

Nuans Date:                           2000/09/25

French Nuans Number:

French Nuans Date:


Professional Endorsement Provided:

Future Dating Required:

Amendment Date:                       2000/09/25

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Annual Return

No Records returned

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Attachment

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         Attachment Type         Microfilm Bar Code         Date Recorded
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Restrictions on Share Transfers  ELECTRONIC                 2000/09/08
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Other Rules or Provisions        ELECTRONIC                 2000/09/08
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Registration Authorized By: W.J. KENNY
                            SOLICITOR